Exhibit 2.2

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GLYECO, INC.,

GRT ACQUISITION, INC.

AND

GLOBAL RECYCLING TECHNOLOGIES, LTD.

NOVEMBER 21, 2011

Exhibits:
Exhibit A – Directors at the Closing To Take Office Effective as of December 7, 2011
Exhibit B – Executive Officers at the Closing To Take Office Effective as of December 7, 2011
Exhibit C – Securities Assumed by GlyEco, Inc.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 21, 2011, by and among GLYECO, INC., a Nevada corporation formerly known as Environmental Credits, Ltd. (“PubCo”), GRT ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of PubCo (the “Merger Sub”), and GLOBAL RECYCLING TECHNOLOGIES, LTD., a Delaware corporation (the “Company”).  PubCo, Merger Sub, and the Company each, individually, a “Party” or, collectively, the “Parties.”

RECITALS

WHEREAS, the Parties desire to set forth the terms and conditions pursuant to which the Company shall combine with PubCo pursuant to a merger (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Nevada Revised Statutes (the “NRS”) and the terms of this Agreement, whereby Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of PubCo (the “Surviving Corporation”);

WHEREAS, the Parties, by executing this Agreement, hereby adopt this Agreement as a “plan of reorganization” within the meaning of Section 368 of the Code (as hereinafter defined);

WHEREAS, the Board of Directors of PubCo has approved PubCo’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the NRS and Bylaws of PubCo;

WHEREAS, the Board of Directors of Merger Sub has approved Merger Sub’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL and Bylaws of Merger Sub;

WHEREAS, the Board of Directors of the Company has approved the Company’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL and Bylaws of the Company;

WHEREAS, the stockholders holding a majority of the voting capital stock of the Company have approved the Company’s entry into this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL and Bylaws of the Company; and

WHEREAS, the Board of Directors of PubCo, in PubCo’s capacity as the holder of 100% of the issued and outstanding voting shares of  capital stock of Merger Sub, has approved Merger Sub’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL and Bylaws of Merger Sub.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, agreements and covenants herein contained, and for good and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

The following terms, undefined in the text of this Agreement, shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person. For purposes of this definition, a Person is deemed to “control” an Entity if such Person, directly or indirectly: (i) has the power to direct the management or policies of such Entity; or (ii) owns, beneficially or of record (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

“Board of Directors” shall mean the sitting board of directors of an Entity as of the date of this Agreement.

“Business Day” shall mean any day except Saturday, Sunday, any day which is a Federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Documents” shall mean documents, certificates or other instruments delivered or to be delivered by or on behalf of PubCo, Merger Sub and the Company at the Closing pursuant to Article V of this Agreement.

“Code” shall mean United States Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Common Stock” shall mean the common stock, $0.0001 par value per share, of the Company.

“Company Contract” shall mean any agreement, contract, obligation, arrangement or understanding, whether oral or written, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which the Company is a party; (ii) by which the Company or any of its assets is bound or under which the Company has  any obligation; or (iii) under which the Company has any right or interest.

“Company Preferred Stock” shall mean the preferred stock, $0.0001 par value per share, of the Company.

“Company Stockholders” shall mean the holders of the Company Common Stock as of the Effective Time.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization of any third party (including any Governmental Body).

“Dissenting Share” means any share of Company Common Stock with respect to which the holder thereof has exercised such holder’s appraisal or dissenter’s rights under applicable Legal Requirements.

“Employee Benefit Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options or other forms of incentive compensation or post-retirement compensation.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean generally accepted accounting principles applicable in the United States of America.

“Governmental Body” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, supranational or other government (including the European Union); or (iii) governmental, self-regulatory or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal.

“including,” “include,” “includes,” shall be construed as if followed by the phrase “without limitation.”

“Intellectual Property” shall mean all intellectual property owned or used in the conduct of the business of any Party, as it is currently conducted, including, but not limited to: (i) all United States and foreign patents (both issued and applied for) listed on the Company Disclosure Schedule or PubCo Disclosure Schedule, as applicable, (ii) all trademarks, trade names, service marks, copyrights, and all applications for such trademarks, trade names, service marks and copyrights, and all patent rights in each case listed on the Company Disclosure Schedule or PubCo Disclosure Schedule, as applicable, and (iii) all trade secrets, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material, and all Third Party Intellectual Property Rights including, without limitation, issued United States and foreign patents, patent rights and patent applications (excluding packaged commercially available licensed software programs sold to the public) owned by or for which any Party has acquired the rights to use whether by license or otherwise.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.11.

“Knowledge” shall mean (a) when made with reference to the Company, the actual knowledge of the executive officers and directors of the Company without duty of inquiry or investigation, and (b) when made with reference to PubCo, the actual knowledge of the executive officers and directors of PubCo without duty of inquiry or investigation.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirements” shall mean any federal, state, local, municipal, foreign, international, multinational or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liabilities” shall mean any debt, obligation, duty or liability of any nature regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s, and similar liens, (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of the Company and not material to the Company, and (iv) liens for current Taxes that are being contested in good faith.

“Material Adverse Effect” when used in connection with a Party means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such Party in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such Party taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such Party operates, or (iii) changes in the trading prices for such Party’s capital stock.

“Material Contract” shall mean any contract, instrument or other agreement to which PubCo, Merger Sub, or the Company, as the case may be, is a party or by which it is bound which is material to its business taken as a whole.

“Merger Shares” shall mean the shares of PubCo Common Stock issuable to the stockholders of the Company in exchange for the Company Common Stock as a result of the Merger, pursuant to the provisions of Article II hereof.

“Merger Sub Common Stock” shall mean the common stock, par value $0.0001 per share, of Merger Sub.

“Order” shall mean any writ, decree, permanent injunction, order or similar action used in a Legal Proceeding.

“Permits” shall mean all permits, licenses, registrations, certificates, Orders or approvals received from any Governmental Body (including, without limitation, those issued or required under applicable export laws or regulations).

“Person” shall mean any individual, partnership, joint venture, corporation, limited liability company, limited liability partnership, trust or incorporated organization.

“PubCo Common Stock” shall mean the common stock, par value $0.0001 per share, of PubCo.

“PubCo Contract” shall mean any agreement, contract, obligation, arrangement or understanding, whether oral or written, including any amendment, supplement, restatement, renewal or replacement thereto: (i) to which PubCo is a party; (ii) by which PubCo or any of its assets is or may become bound or under which PubCo has, or may become subject to, any obligation; or (iii) under which PubCo has or may acquire any right or interest.

“PubCo Parties” shall mean, collectively, PubCo and Merger Sub.

“Sarbanes–Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Body promulgated thereunder.

“Tax” or “Taxes” shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another Person that the Company, PubCo, Merger Sub, or any subsidiary of any of the foregoing, as applicable, is liable to pay by law or otherwise.

“Tax Returns” shall mean all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including, without limitation, any schedules, attachments or amendments thereto.

“Third Party Intellectual Property Rights” shall mean all written and oral licenses, sublicenses and other agreements as to which the Company, PubCo or Merger Sub, as applicable, is a party and pursuant to which any of them is authorized to use any third party music rights, design rights, patents, patent rights, trademarks, service marks, trade secrets or copyrights, including software which is used in such Party’s business or which form a part of any existing product or service of such Party, excluding commercially available licensed software programs sold to the public.

“Transaction Documents” shall mean this Agreement, including all schedules and exhibits hereto, along with any and all other documents entered into by the Parties in connection with the transactions contemplated hereunder.

ARTICLE II

THE TRANSACTION

Section 2.1  The Merger.

Upon and subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company (such merger is referred to herein as the “Merger”) at the Effective Time. From and after the Effective Time (as such term is defined in Section 2.2 hereafter), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). Following the Effective Time, the Surviving Corporation shall be operated as a wholly-owned subsidiary of PubCo. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.2  Closing; Effective Time.

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of The Sourlis Law Firm located at The Courts of Red Bank, 130 Maple Avenue, Suite 9B2, Red Bank, NJ 07701, or such other location mutually agreed upon by the Parties, not later than five Business Days following satisfaction or waiver of the conditions set forth in Article V of this Agreement, or such other date mutually agreed upon by the Parties (the “Closing Date”).  Contemporaneously with the Closing, a copy of this Agreement and a  properly executed Certificate of Merger conforming to the requirements of the DGCL (the “Certificate of Merger”) shall be filed with the office of the Secretary of State of Delaware.  The Merger shall become effective only upon the acceptance of the Certificate of Merger by the Secretary of State of Delaware (the “Effective Time”).  The Merger shall have the effects specified in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

Section 2.3  Corporate Structure of Surviving Corporation; Appointment of New Directors and Officers of PubCo and the Surviving Corporation.

The Certificate of Incorporation of the Company immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time, and the Bylaws of the Company immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation upon and after the Effective Time.  In addition, upon the Closing of the Merger, the officers and directors of the Company shall become the officers and directors of the Surviving Corporation.  Upon the Closing of the Merger: (a) the members of the Boards of Directors of PubCo and the Surviving Corporation shall be the individuals set forth on Exhibit A attached hereto, all of whom shall take office effective as of December 7, 2011; and (b) the officers of PubCo and the Surviving Corporation shall be the individuals set forth on Exhibit B attached hereto, all of whom shall take office effective as of December 7, 2011.

Section 2.4  Consideration.

(a) In connection with the Merger, PubCo shall:

(i) Reserve an aggregate of 22,610,906 shares of PubCo Common Stock to be used in the transactions contemplated by the Transaction Documents. Of the aforementioned amount, issue an aggregate of 11,481,958 shares of PubCo Common Stock to the Company Stockholders on a pro rata basis (based on the number of shares of Company Common Stock held by such Company Stockholders immediately prior to the Merger), whereby upon completion of the Merger, the Company Stockholders shall collectively be the majority owners of PubCo and the Company shall be a wholly-owned and operating subsidiary of PubCo. The remaining 11,128,948 reserved shares shall be used to satisfy obligations under the Company Incentive Plan and the Company’s existing warrants, options, restricted stock purchase agreements and all other convertible securities as contemplated under Section 2.4(a)(iii).

(ii) Assume all obligations of the Company under the Company’s Third Amended and Restated 2007 Stock Incentive Plan (the “Company Incentive Plan”).  The Parties shall take such steps as may be reasonable or appropriate to document such assumption and to provide that, at the Effective Time, the Company Incentive Plan shall become the fully effective stock incentive plan of PubCo.

(iii) Assume all obligations of the Company under the Company’s current outstanding warrants, options, restricted stock purchase agreements and all other convertible securities set forth on Exhibit C attached hereto.  The Parties shall take such steps as may be reasonable or appropriate to document such assumption and to provide that, at the Effective Time, all assumed warrants, options, restricted stock purchase agreements and all other convertible securities of the Company shall be exercisable or convertible into shares of PubCo Common Stock according to the same terms and conditions as set forth in such warrants, options, restricted stock purchase agreements and all other convertible securities.

(iii)           At the Effective Time and without any further action on the part of PubCo, the Company, the Surviving Corporation or any other Person, the Company Common Stock outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into and become a right to receive the Merger Shares. Each holder of a certificate representing any such Company Common Stock shall, to the extent such certificate represents such Company Common Stock, cease to have any rights with respect to such Company Common Stock, except the right to receive the Merger Shares. In calculating the number of Merger Shares to issue to the Company Stockholders, fractional shares shall be rounded up to the nearest whole number.

Section 2.5  Closing of Transfer Books.

At the Effective Time, each Company Stockholder shall cease to have any rights as a stockholder of the Company and shall not have any rights as a stockholder or otherwise with respect to the Surviving Corporation (except the right to receive the Merger Shares), and the transfer books of the Company shall be closed with respect to all Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company Common Stock shall be made on such transfer books after the Effective Time. If, after the Effective Time, a valid certificate or other instrument previously representing any share of Company Common Stock is presented to PubCo, such certificate or other instrument shall be canceled and exchanged as provided in this Article II.

Section 2.6  Effect on Company Common Stock.

(a) At the Effective Time, the Company Common Stock shall, except for with respect to any Dissenting Shares, by virtue of the Merger and without any action on the part of any Party or the holder thereof, automatically be canceled and extinguished and converted into the right to receive the Merger Shares.

(b) Notwithstanding the foregoing, no amounts shall be payable at or after the Effective Time with respect to any Dissenting Shares. In the case of Dissenting Shares, payment shall be made in accordance with the provisions of applicable Legal Requirements.

Section 2.7  Certificate Legends.

The Merger Shares to be issued pursuant to this Article II shall not have been registered under any applicable Securities Laws and shall be characterized as “restricted securities” under the federal Securities Laws and any applicable state Securities Laws. As a result, the Merger Shares may be resold without registration under the Securities Act and any applicable state Securities Laws only in certain limited circumstances. Each certificate evidencing Merger Shares to be issued pursuant to this Article II shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Section 2.8  Tax and Accounting Consequences.

For Federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the Parties shall report the transactions contemplated by the Transaction Documents consistent with such intent and shall take no position in any Tax filing or Legal Proceeding inconsistent therewith. The Parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. None of PubCo, Merger Sub or the Company has taken or failed to take, and after the Effective Time, PubCo and the Surviving Corporation shall not take or fail to take, any action which reasonably could be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in this Agreement, the Company Disclosure Schedule attached to this Agreement (the “Company Disclosure Schedule”) and the other Transaction Documents, the Company hereby represents and warrants to PubCo as follows:

Section 3.1  Organization, Qualification and Corporate Power.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Contracts to which it is a party. Except as set forth on Schedule 3.1 of the Company Disclosure Schedule, the Company, together with its predecessors, has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “Global Recycling Technologies, Ltd.” The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions set forth in Schedule 3.1 of the Company Disclosure Schedule, except where the failure to so qualify would not have a Material Adverse Effect on the Company. The Company has no subsidiaries and does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Neither the Company nor any of the officers or directors of the Company has ever approved, or commenced any Legal Proceeding or made any election, in either case, contemplating the dissolution or liquidation of the Company.

Section 3.2  Certificate of Incorporation and Bylaws; Records.

The Company has delivered to PubCo accurate and complete (through the date hereof) copies of: (i) the Company’s Certificate of Incorporation including all amendments thereto (hereinafter the “Company Charter”); (ii) the Company’s bylaws and all amendments thereto (the “Bylaws”); and (iii) the minutes of the proceedings (including any actions taken by written consent or otherwise without a meeting) of the Board of Directors and stockholders of the Company and any committees established by the Board of Directors of the Company (the items described in the foregoing clauses “(i),” “(ii),” and “(iii)” of this Section 3.2 being collectively referred to herein as the “Company Documents”). There have been no formal meetings held of, or material corporate actions taken by, the stockholders or the Board of Directors of Directors of the Company or any Board committee that are not fully reflected in the Company Documents. There has not been any violation of any of the Company Charter or Bylaws. The books of account, Company Common Stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

Section 3.3  Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company is 110,000,000 shares, of which 100,000,000 is common stock, par value $0.00025 per share, and 10,000,000 is “blank check” preferred stock, par value $0.00025 per share.  Of the authorized Company Common Stock, 5,000,000 shares are designated as Non-Voting Common Stock.  As of the date of this Agreement and on the Closing Date, there is and will be 11,481,958 shares of Company Common Stock and no shares of Company Non-Voting Common Stock, issued and outstanding.  As of the date of this Agreement and on the Closing Date, of the authorized Company Preferred Stock, no class is or will be designated and no shares are or will be issued and outstanding.  Schedule 3.3(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company, indicating the number of shares of Company Common Stock held by each stockholder and their respective addresses. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of Company Common Stock have been duly and validly issued in compliance with the Company Documents and all applicable federal and state Securities Laws including, without limitation, applicable exemptions from any requirements for registration or qualification under the Securities Act.

(b) Except as set forth on Schedule 3.3(b) of the Company Disclosure Schedule, there are no: (i) outstanding subscriptions, options, calls, warrants, rights or agreements (whether or not currently exercisable) to acquire any shares of Company Common Stock; (ii) outstanding notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of Company Common Stock; (iii) contracts under which the Company is or may become obligated to sell, transfer, exchange or issue any shares of Company Common Stock; (iv) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, or any shares of Company Common Stock; or (v) to the Company’s Knowledge, conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Common Stock.

Section 3.4  Authorization of Transaction.

The Company has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by the Company of the Transaction Documents and actions contemplated thereby have been duly authorized by all necessary action on the part of the Company and its Board of Directors and holders of a majority of the outstanding voting capital stock of the Company in accordance with the  DGCL and Bylaws of the Company. Each of the Transaction Documents to which the Company is a party constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.5  Noncontravention.

Neither the execution, delivery or performance of the Transaction Documents to which the Company is a party, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the Company Documents; (ii) to the Company’s Knowledge, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which the Company, or any of the assets owned, used or controlled by the Company, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any Material Contract of the Company, except for any violations or breaches which may be caused by the Company’s failure to secure a consent to assign such Company Contract; provided, however, that any such violation or breach would not have a Material Adverse Effect on the Company or the ability of the Parties to consummate the transactions contemplated by this Agreement.

Section 3.6  Financial Statements.

The audited financial statements and financial related notes of the Company for the fiscal years ended December 31, 2009 and 2010, and unaudited financial statements for the interim period ended September 30, 2011 (the “Company Balance Sheet Date”) are attached as Schedule 3.6 of the Company Disclosure Schedule (the “Company Financial Statements”). The Company Financial Statements fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal year-end audit adjustments.

Section 3.7  Absence of Certain Changes.

Since the Company Balance Sheet Date, the Company has conducted its business as ordinarily conducted consistent with past practice and, to the Knowledge of the Company, there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on the Company.

Section 3.8  Undisclosed Liabilities.

The Company has no Liabilities (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) Liabilities accrued, reflected, or reserved against in the Company Financial Statements, (b) Liabilities which have arisen since the Company Balance Sheet Date in the ordinary course of business, (c) contractual or statutory Liabilities incurred in the ordinary course of business, none of which are material in nature or exceed $10,000 in the aggregate, (d) Liabilities incurred in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, (e) Liabilities which would not have a Material Adverse Effect on the Company, and (f) liabilities set forth on Schedule 3.8 of the Company Disclosure Schedule which are not reflected in (a) through (d) of this Section 3.8.

Section 3.9  Tax Matters.

All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body before the Closing Date (the “Company Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to PubCo and Merger Sub. All Taxes owed by the Company have been paid when due, whether or not such amounts are shown on any Company Returns. The Company Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and the Company has made adequate provision for unpaid Taxes after that date in its books and records. No Company Return is currently under examination or audit by any Governmental Body. No claim or Legal Proceeding is pending or, to the Company’s Knowledge, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by the Company (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of the Company except Liens for current Taxes not yet due and payable.

Section 3.10  Assets; Equipment and Real Property.

(a) Schedule 3.10(a) of the Company Disclosure Schedule sets forth a true and complete list of all inventory, machinery, equipment, furniture, office equipment, raw materials, vehicles and other material items of tangible personal property of every kind owned by the Company and used in connection with its business included on the most recent balance sheet at a book value of more than $50,000 (the “Company Personal Property”). The Company has good and marketable title to the Company Personal Property, and the Company Personal Property is owned free and clear of all Liens of every kind and nature, except for Liens for taxes not yet due or payable. All of the Company Personal Property and other tangible assets owned by or leased to the Company are in good condition and repair, normal wear and tear excepted.

(b) Schedule 3.10(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned by the Company (the “Company Owned Real Property”). The Company has good and marketable title to the Company Owned Real Property and the Company Owned Real Property is owned free and clear of all Liens of every kind and nature.

(c) Schedule 3.10(c) of the Company Disclosure Schedule sets forth a true and complete list of all real property or interests in real property leased by the Company (the “Company Leased Real Property”). The Company has delivered to PubCo and Merger Sub accurate and complete copies of all leases and agreements pertaining to the Company Leased Real Property. With respect to each lease and sublease listed in Schedule 3.10(c) of the Company Disclosure Schedule, and except as set forth on such Schedule 3.10(c):

(i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect with respect to the Company and, to the Company’s Knowledge, is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, and will continue to be so following the Closing in accordance with the terms thereof as in effect prior to the Closing (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

(ii) the Company is not in breach or default under any such lease or sublease and, to the Company’s Knowledge, no other party to the lease or sublease is in breach or default, and, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iii) there are no oral agreements or forbearance programs in effect as to the lease or sublease;

(iv) the Company has not received any written notice of any dispute with regards to any lease or sublease; and

(v) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

(d) The Company is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or rule applicable to the operation of the Company Leased Real Property (the violation of which would have a Material Adverse Effect on its business), nor has the Company received any written notice of violation with which it has not complied.

Section 3.11  Intellectual Property.

Schedule 3.11 of the Company Disclosure Schedule contains a true and complete list of all United States and foreign patents (both issued and applied for), trademarks, trade names, service marks, copyrights, and all applications for such trademarks, trade names, service marks and copyrights, and all patent rights currently (i) owned by the Company (the “Company Intellectual Property”) or (ii) licensed from third parties (such licenses, the “Intellectual Property Rights”) necessary for the conduct of the Company’s business as presently conducted by the Company. Except as set forth on Schedule 3.11 of the Company Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to any of the Company Intellectual Property or the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than (i) such licenses or agreements arising from the purchase of “off the shelf” or standard products and (ii) the Intellectual Property Rights. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted by the Company, violates any Third Party Intellectual Property Rights and, to the Company’s Knowledge, the business as conducted by the Company does not infringe or violate any Third Party Intellectual Property Rights. To the Company’s Knowledge, the Company has good and marketable title to the Company Intellectual Property, free and clear of any Liens, except for those Liens set forth on Schedule 3.11 of the Company Disclosure Schedule. To the Company’s Knowledge, no officer, employee or director is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person’s duties as an officer, employee or director of the Company, the use of such person’s best efforts to promote the interests of the Company or the Company’s business as conducted. To the Company’s Knowledge, no prior employer of any current or former employee of the Company has any right, title or interest in the Company Intellectual Property.

Section 3.12  Contracts.

Schedule 3.12 of the Company Disclosure Schedule identifies each Material Contract of the Company (“Company Material Contracts”), including but not limited to all employment contracts and independent contractor agreements, and provides an accurate description of the terms of each Company Material Contract that is not in written form. The Company has delivered to PubCo accurate and complete copies of all written Company Material Contracts. Each Company Material Contract is valid, binding and enforceable by the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has not violated or breached, or committed any default under, any Company Material Contract, and, to the Company’s Knowledge, no other Person has violated or breached, or committed any default under, any Company Material Contract. Schedule 3.12 of the Company Disclosure Schedule provides an accurate and complete list of all Consents required under any Company Material Contract to consummate the transactions contemplated by the Transaction Documents.

Section 3.13  Finder’s Fee.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of the Company.

Section 3.14  Insurance.

(a) Schedule 3.14(a) of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 3.14(a) of the Company Disclosure Schedule lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

(b) The Company is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under such policy; except for any breach, default, event, termination or modification that would not have a Material Adverse Effect on the Company; and the Company has not received any written notice or to the Company’s Knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

Section 3.15  Litigation.

(a) There is no pending or, to the Company’s Knowledge, threatened Legal Proceeding (i) against the Company or any of the assets owned or used by the Company, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents. There is no Order to which the Company or any of the assets of the Company is subject.

(b) The Company is not a party to any agreements or other documents or instruments settling any Legal Proceeding.

Section 3.16  Legal Compliance.

The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except to the extent that failure to comply would not be likely to have a Material Adverse Effect on the Company. The Company has never received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. The Company has obtained all material Permits, certificates and licenses required by any Legal Requirement for the conduct of its business and the ownership of its assets. The Company is not in violation of any such Permit, certificate or license, and no Legal Proceedings are pending or, to the Company’s Knowledge, threatened to revoke or limit any such Permit, certificate or license.

Section 3.17  Employees.

(a) To the Company’s Knowledge, no employee of the Company has any present intention to terminate his or her employment with the Company within six months after the date hereof. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Company’s Knowledge, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company. The Company is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect. There are no pending claims against the Company under any workers’ compensation plan or policy or for long term disability.

(b) Schedule 3.17 of the Company Disclosure Schedule contains a list of employees whose employment has been terminated by the Company in the ninety day period prior to date of this Agreement.

Section 3.18  Employee Benefits.

(a) Schedule 3.18(a) of the Company Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, or any ERISA Affiliate (“Company Employee Benefit Plan”). Complete and accurate copies of (i) all such Company Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten Company Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which the Company or any ERISA Affiliate has an obligation file Form 5500) for each Company Employee Benefit Plan, have been delivered to PubCo. Each Company Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company and the ERISA Affiliates has met its obligations in all material respects with respect to such Company Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code. The Company and all Company Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

(b) To the Company’s Knowledge, there are no investigations by any Governmental Body, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Company Employee Benefit Plan or asserting any rights or claims to benefits under any Company Employee Benefit Plan that could give rise to any material liability.

(c) All the Company Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and, to the Company’s Knowledge, revocation has not been threatened, and no such Company Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(d) Neither the Company nor any ERISA Affiliate has ever maintained a Company Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e) At no time has the Company or any ERISA Affiliate been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA).

(f) There are no unfunded obligations under any Company Employee Benefit Plan providing benefits after termination of employment to any employee of the Company (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

(g) No act or omission has occurred and no condition exists with respect to any Company Employee Benefit Plan maintained by the Company or any ERISA Affiliate that would subject the Company or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

(h) No Company Employee Benefit Plan is funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i) No Company Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Employee Benefit Plan.

(j) Schedule 3.18(j) of the Company Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding the Company, including, without limitation, any option plan, equity appreciation right plan, restricted equity plan, equity purchase plan, severance benefit plan, or any Company Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

Section 3.19  Permits.

Schedule 3.19 of the Company Disclosure Schedule sets forth a list of all material Permits issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on the Company. Each such Permit is in full force and effect and to the Company’s Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth on Schedule 3.19 of the Company Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.

Section 3.20  Banking Relationships and Investments.

Schedule 3.20 of the Company Disclosure Schedule sets forth an accurate, correct and complete list of all banks and financial institutions in which the Company has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes. Schedule 3.20 of the Company Disclosure Schedule sets forth an accurate, correct and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the “Investments”). The Company has good and marketable title to the Investments.

Section 3.21  Environmental Matters.

(a) To the Company’s Knowledge, no substances that are defined by any Governmental Body of the United States of America concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, “Hazardous Materials”) are or have been located in, on or about any of the Company’s Leased Real Property in contravention of applicable Legal Requirements.

(b) To the Company’s Knowledge: (i) the Company’s Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials; (ii) the Company has not used, or provided permission to others to use, its Leased Real Property for the storage, manufacture or disposal of Hazardous Materials; (iii) there are and have been no storage tanks located on any of the Company’s Leased Real Property; and (iv) no Hazardous Materials have been transported off site from the Company’s Leased Real Property, in contravention of applicable Legal Requirements.

Section 3.22  Related Party Transactions.

Except as disclosed on Schedule 3.22 of the Company Disclosure Schedule, the Company is not a party to any agreement with or any other commitment to (a) any officer or director of the Company; (b) any individual related by blood or marriage to, or sharing a personal residence with, any such officer or director; (c) any Entity in which the Company or any such officer, director or related person has an equity or participating interest; or (d) any other Affiliate of the Company.

Section 3.23  Certain Transactions.

Except as disclosed on Schedule 3.23, since its formation, the Company has not been the subject of:

(a) a petition under the federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of the Company, or any partnership in which the Company was a general partner at or within two years before the time of such filing;

(b) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the Company from, or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other Securities Laws or commodities laws;

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of the Company to engage in any activity described in the preceding Section 3.23(b), or to be associated with persons engaged in any such activity;

(d) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(e) a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 3.24  Disclosure.

(a) The Company has not made any representation, warranty or statement in this Agreement, or in the Company Disclosure Schedule, that contains any untrue statement of a material fact or omits to state any material fact that is necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has reviewed the Disclosure Statement (defined Section 6.1 of this Agreement) and such Disclosure Statement does not contain, insofar as it pertains to the Company, any untrue statement of a material fact or omits to state any material fact that is necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PUBCO

AND MERGER SUB

Except as set forth in the PubCo Disclosure Schedule attached hereto (the “PubCo Disclosure Schedule”), each of the PubCo Parties, jointly and severally, hereby represent and warrant to the Company as follows:

Section 4.1  Organization, Qualification and Corporate Power.

PubCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of PubCo and Merger Sub has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and proposed to be conducted after the Merger, as applicable; (ii) to own and use its assets in the manner in which its assets are currently owned and used and as proposed after the Merger as applicable; and (iii) to perform its obligations under all Material Contracts to which it is a party. PubCo, together with its predecessors, has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name “Environmental Credits, Ltd.” or as else disclosed in PubCo’s Current SEC Reports (hereinafter defined). Neither PubCo nor Merger Sub is or has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than any jurisdictions identified in the PubCo Current SEC Reports (hereinafter defined) or except where the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect upon the condition (financial or otherwise), results of operations, business, properties or prospects of PubCo and Merger Sub taken as a whole. Except for Merger Sub, PubCo has no subsidiaries, does not own any controlling interest in any Entity and has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity.  Merger Sub has no subsidiaries, does not own any controlling interests in any Entity and has never.  Neither PubCo nor Merger Sub has agreed and is not obligated to make any future investment in or capital contribution to any Entity.  Neither PubCo nor Merger Sub, nor any of their respective officers or directors, has ever approved, or commenced any Legal Proceeding or made any election, in either case, contemplating the dissolution or liquidation of PubCo or Merger Sub.

Section 4.2  Certificate of Incorporation and Bylaws.

PubCo has delivered to the Company or made available to the Company accurate and complete (through the date hereof) copies of (i) the Articles of Incorporation and Bylaws, including all amendments thereto, of PubCo, (ii) the Certificate of Incorporation and Bylaws, including all amendments thereto, of Merger Sub, (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Board of Directors and stockholders of PubCo and any committees established by the Board of Directors of PubCo (the items described in (i) and (iii), collectively, the “PubCo Documents”) and (iv) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Board of Directors and stockholders of Merger Sub any committees established by the Board of Directors of Merger Sub (the items described in (ii) and (iv), collectively, the “Merger Sub Documents”)  . There have been no formal meetings held of, or material corporate actions taken by, the stockholders or the Board of Directors of PubCo or Merger Sub or any Board committee that are not fully reflected in the PubCo Documents or Merger Sub Documents. There has not been any violation of any of the PubCo Documents or Merger Sub Documents, and at no time has PubCo or Merger Sub taken any action that is inconsistent in any material respect with the PubCo Documents or Merger Sub Documents, as the case may be. The books of account, stock records, minute books and other records of PubCo and Merger Sub are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices.

Section 4.3  Capitalization.

(a) As of the date hereof, the authorized capital stock of PubCo consists of: (i) 300,000,000 shares of PubCo Common Stock, of which 73,034,283 shares are issued outstanding; and (ii) 10,000,000 shares of “blank check” PubCo Preferred Stock, none of which are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, of which 1,000 shares are issued and outstanding, all of which are owned by PubCo. All of the outstanding shares of PubCo capital stock and Merger Sub capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of PubCo capital stock and Merger Sub capital stock have been duly and validly issued in compliance with the PubCo Documents and Merger Sub Documents, as the case may be, and all applicable federal and state Securities Laws and other applicable Legal Requirements and all requirements set forth in the applicable PubCo Documents, and are owned, beneficially and of record, by those stockholders set forth on the most recent stockholders list held by PubCo’s transfer agent.

(b) At the Effective Time: (i) PubCo will have a total of 10,034,283 shares of its Common Stock that are issued and outstanding, after having effectuated a cancellation of 63,000,000 shares of its Common Stock previously owned by Ralph M. Amato; (ii) 7,000,000 of PubCo’s outstanding shares of Common Stock are “restricted securities” as defined under applicable Securities Laws and are owned by Ralph M. Amato; (iii) 3,034,283 of PubCo’s outstanding shares of Common Stock will be free-trading; and (iv) the cancellation of 63,000,000 shares of PubCo’s Common Stock was effectuated in a transaction that complies in all respects with all applicable Securities Laws and other applicable Legal Requirements and all requirements set forth in applicable Material Contracts of PubCo.

(c) Except as set forth in the PubCo Current SEC Reports, there are no: (i) outstanding subscriptions, options, calls, warrants, rights or agreements (whether or not currently exercisable) to acquire any shares of capital stock or other securities of PubCo or Merger Sub; (ii) outstanding securities, notes, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other securities of PubCo or Merger Sub; (iii) outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the capital stock of PubCo or Merger Sub; (iv) contracts under which PubCo or Merger Sub is or may become obligated to sell, transfer, exchange or issue any shares of capital stock or any other securities; (v) agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of capital stock of PubCo or Merger Sub; or (vi) conditions or circumstances that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of PubCo or Merger Sub.

Section 4.4  Authorization of Transaction.

Each of PubCo and Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under the Transaction Documents, and the execution, delivery and performance by PubCo and Merger Sub of the Transaction Documents and actions contemplated thereby have been duly authorized by all necessary action on the part of (i) PubCo, by its Board of Directors in accordance with the NRS and its Bylaws, and (ii) Merger Sub, by its Board of Directors and sole stockholder, PubCo, in accordance with the DGCL and its Bylaws.  For each of PubCo and Merger Sub, the Transaction Documents to which each is a party constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.5  Noncontravention.

Neither the execution, delivery or performance of the Transaction Documents, nor the consummation of any of the transactions contemplated thereby, will directly or indirectly (with or without notice or lapse of time): (i) result in a violation of any of the provisions of the PubCo Documents and Merger Sub Documents; (ii)  to the Knowledge of PubCo or Merger Sub, as the case may be, result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by the Transaction Documents or to exercise any remedy or obtain any relief under any, Legal Requirement or any Order to which PubCo or Merger Sub, or any of the assets owned, used or controlled by PubCo or Merger Sub, is subject; or (iii) result in a violation or breach of, or result in a default under, with or without notice or lapse of time, any provision of any Material Contract of PubCo or Merger Sub.

Section 4.6  SEC Reports; PubCo Financial Statements.

(a) PubCo has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, since inception, and such reports, including without limitation, PubCo’s Form 10-K for the fiscal year ended December 31, 2010, as amended (the “Form 10-K”), and all reports filed by PubCo thereafter (the Form 10-K and all reports filed with the Commission are collectively referred to herein as the “Current SEC Reports”) (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Legal Requirements, and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) PubCo’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to the reports filed by PubCo under the Exchange Act (the “Exchange Act Reports”) to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither PubCo nor any of its officers has received notice from any Governmental Body questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

(c) the financial statements of PubCo included in the reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act (the “PubCo Financial Statements”), comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. To the Knowledge of PubCo, the PubCo Financial Statements have been prepared in accordance with GAAP, except as may be otherwise specified in the PubCo Financial Statements or the notes thereto, and fairly present in all material respects the assets, liabilities, financial position and results of operations of PubCo as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d) each of PubCo’s independent public accountants, which have expressed their opinion with respect to the financial statements of PubCo included in PubCo’s Current SEC  Reports (including the related notes), is and have been throughout the periods covered by such PubCo Financial Statements, registered public accounting firms with respect to PubCo within the meaning of the Securities Laws and is registered with the Public Company Accounting Oversight Board. With respect to PubCo, to the best of PubCo’s Knowledge, PubCo’s current independent public accountants are not and have not been in violation of auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith. None of the non-audit services performed by PubCo’s independent public accountants for PubCo were prohibited services under the Sarbanes-Oxley Act.

Section 4.7  Absence of Certain Changes.

(a) Since the date of the Unaudited Balance Sheet included in PubCo’s Form 10-Q for the quarter ended September 30, 2011 (the “PubCo Balance Sheet Date”), PubCo has conducted its business as ordinarily conducted consistent with past practice and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or would reasonably be expected to result in any Material Adverse Effect on PubCo or Merger Sub.

(b) Since the PubCo Balance Sheet Date or other than as reflected in PubCo’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 (“September 30, 2011 Form 10-Q”), except as contemplated by this Agreement, PubCo has not issued, transferred, sold, encumbered or pledged the PubCo Common Stock, shares of or other securities (including securities convertible into or exchangeable for, or options or rights to acquire, shares of PubCo Common Stock or other securities) of PubCo.

(c) Since the PubCo Balance Sheet Date or as reflected in PubCo’s September 30, 2011 Form  10-Q, PubCo has not entered into or amended any (i) employment agreements or any other type of employment arrangements, (ii) severance or, except as contemplated by this Agreement, change of control agreements or arrangements, or (iii) deferred compensation agreements or arrangements.

Section 4.8  Undisclosed Liabilities.

Except as disclosed in PubCo’s September 30, 2011 Form 10-Q, neither PubCo nor Merger Sub has any Liabilities (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) Liabilities accrued, reflected, reserved against in the PubCo Financial Statements, (b) Liabilities which have arisen since the PubCo Balance Sheet Date, in the ordinary course of business, (c) any Liabilities incurred in the ordinary course of business, the aggregate when combined with those shown in the Financial Statements shall not exceed $1,000, and (d) Liabilities which would not have a Material Adverse Effect on PubCo or Merger Sub.

Section 4.9  Tax Matters.

(a) Except as disclosed on Schedule 4.9 of the PubCo Disclosure Schedule, all Tax Returns required to be filed by or on behalf of PubCo with any Governmental Body before the Closing Date (the “PubCo Returns”): (i) have been or will be filed on or before the applicable due date (including any extensions of such due date); (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements; and (iii) have been provided or made available to the Company. All Taxes owed by PubCo have been paid when due, whether or not such amounts are shown on any PubCo Returns. The PubCo Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the date thereof and PubCo has made adequate provision for unpaid Taxes after that date in its books and records. No PubCo Return is currently under examination or audit by any Governmental Body. No claim or Legal Proceeding is pending or has been threatened against or with respect to PubCo in respect of any Tax. There are no unsatisfied Liabilities for Taxes, including Liabilities for interest, additions to tax and penalties thereon and related expenses, with respect to which any notice of deficiency or similar document has been received by PubCo (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by PubCo and with respect to which adequate reserves for payment have been established). There are no Liens for Taxes upon any of the assets of PubCo except Liens for current Taxes not yet due and payable.

Section 4.10  Assets; Equipment and Real Property.

Other than what is disclosed in the Current SEC Reports, PubCo currently does not own or lease any real property or equipment or have any assets. Merger Sub is a newly-formed corporation and does not (nor has it ever had) more than nominal assets nor has it ever owned or leased any real property.

Section 4.11  Intellectual Property.

PubCo does not currently own or have rights to any Intellectual Property other than that which is disclosed in the Current SEC Reports. Merger Sub is a newly-formed corporation and does not currently have, nor has it ever had, any rights to any Intellectual Property.

Section 4.12  Contracts.

Merger Sub does not have any Material Contracts. The PubCo Current SEC Reports identifies the Material Contracts of PubCo (“PubCo Material Contracts”), including but not limited to all employment contracts and independent contractor agreements, and provides an accurate description of the terms of each PubCo Material Contract that is not in written form. PubCo has made available to the Company accurate and complete copies of all written PubCo Material Contracts. Each PubCo Material Contract is valid, binding and enforceable by PubCo  in accordance with its terms subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. PubCo has not violated or breached, or committed any default under, any PubCo Material Contract, and, to PubCo’s Knowledge, no other Person has violated or breached, or committed any default under, any PubCo Material Contract. Schedule 4.12 of the PubCo Disclosure Schedule provides an accurate and complete list of all Consents required under any PubCo Material Contract to consummate the transactions contemplated by the Transaction Documents.

Section 4.13  Finder’s Fees.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by the Transaction Documents based upon any arrangements or agreements made by or on behalf of PubCo or Merger Sub.

Section 4.14  Litigation.

(a) Other than as disclosed on Schedule 4.14 of the PubCo Disclosure Schedule, there is no pending Legal Proceeding, and to PubCo’s Knowledge, no Person has threatened to commence any Legal Proceeding, that (i) involves or affects PubCo or Merger Sub or any of the assets owned or used by either of them, or (ii) that challenges the Merger or any of the other transactions contemplated by the Transaction Documents. No Legal Proceeding has ever been commenced that involves or affects PubCo or Merger Sub or the assets owned by either of them. There is no Order in which PubCo or Merger Sub is named or to which any of their assets is subject.

(b) Other than as disclosed in the PubCo Current SEC Reports, PubCo is not party to any agreement or other document or instrument settling any Legal Proceeding.

(c) Merger Sub is not party to any agreement or other document or instrument settling any Legal Proceeding.

Section 4.15  Legal Compliance.

To PubCo’s Knowledge, each of PubCo and Merger Sub is, and has at all times been, in compliance with all applicable Legal Requirements, except to the extent that failure to comply would not be likely to have a Material Adverse Effect on PubCo or Merger Sub. Neither PubCo nor Merger Sub has ever received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. PubCo and Merger Sub have obtained all material Permits, certificates and licenses required by any Legal Requirement for the conduct of their respective businesses and the ownership of their respective assets. Neither PubCo nor Merger Sub is in violation of any such Permit, certificate or license, and no Legal Proceedings are pending or, to PubCo’s Knowledge, threatened to revoke or limit any such Permit, certificate or license.

Section 4.16  Merger Shares.

The Merger Shares have been duly authorized and, when issued in connection with the Merger pursuant to the terms hereof, will be validly issued, fully paid and non-assessable, and not subject to any Liens, restrictions of any kind, preemptive rights or any other rights or interests of third parties or any other encumbrances, except for applicable Securities Laws restrictions on transfer, including those imposed by Regulation D under the Securities Act (“Regulation D”) or Section 4(2) of the Securities Act and Rule 144 promulgated under the Securities Act and under applicable “blue sky” state Securities Laws. The offer and sale of the Merger Shares under this Agreement are exempt from the registration requirements of the Securities Act and are in compliance with all federal and state Securities Laws.

Section 4.17  Business of Merger Sub.

Merger Sub is a newly-formed corporation formed for the sole purposes of consummating the Merger, and does not (nor has it ever had) more than nominal assets. Since its formation, other than this Agreement and the Transaction Documents, Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the issuance of Merger Sub Common Stock to PubCo, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has not incurred or assumed any expenses or liabilities prior to the Closing, other than expenses related to its formation and good standing in the state of its formation.

Section 4.18  Employees.

(a) Neither PubCo nor Merger Sub has any full time officers or directors or any employees.  Ralph M. Amato is the sole executive officer and director of PubCo and Merger Sub and works for PubCo and Merger Sub on a part-time “as needed” basis.  Mr. Amato does not have an employment or consulting contract or arrangement with PubCo.  Neither PubCo nor Merger Sub has terminated any employees in the ninety day period prior to date of this Agreement.

(b) Neither PubCo nor Merger Sub is a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. To the Knowledge of PubCo or Merger Sub, no organizational effort has been made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to each of their respective employees.  To the extent applicable, each of PubCo and Merger Sub is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect. There are no pending claims against the PubCo or Merger Sub under any workers’ compensation plan or policy or for long term disability.

Section 4.19  Employee Benefits.

(a) Schedule 4.19(a) of the PubCo Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by PubCo, or any ERISA Affiliate (“PubCo Employee Benefit Plans”). Complete and accurate copies of (i) all such PubCo Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all such unwritten PubCo Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years (or such shorter period with respect to which PubCo or any ERISA Affiliate has an obligation file Form 5500) for each PubCo Employee Benefit Plan, have been delivered or made available to the Company. Each PubCo Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of PubCo and the ERISA Affiliates has met its obligations in all material respects with respect to such PubCo Employee Benefit Plan and has made all required contributions thereto within the time frames as prescribed by ERISA and the Code. PubCo and all PubCo Employee Benefit Plans are in material compliance with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

(b) There are no investigations by any Governmental Body, termination proceedings or other claims (except claims for benefits payable in the normal operation of the PubCo Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any PubCo Employee Benefit Plan or asserting any rights or claims to benefits under any PubCo Employee Benefit Plan that could give rise to any material liability.

(c) All the PubCo Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such PubCo Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period for requesting such determination has not yet expired, no such determination letter has been revoked and, to PubCo’s Knowledge, revocation has not been threatened, and no such PubCo Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification.

(d) Neither PubCo nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

(e) At no time has PubCo or any ERISA Affiliate been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA).

(f) There are no unfunded obligations under any PubCo Employee Benefit Plan providing benefits after termination of employment to any employee of PubCo (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under federal or state law.

(g) No act or omission has occurred and no condition exists with respect to any PubCo Employee Benefit Plan maintained by PubCo or any ERISA Affiliate that would subject the PubCo or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

(h) No PubCo Employee Benefit Plan is funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(i) No PubCo Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such PubCo Employee Benefit Plan.

(j) Schedule 4.19(j) of the PubCo Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of PubCo (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving PubCo of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from PubCo that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code; and (iii) agreement or plan binding PubCo, including, without limitation, any option plan, equity appreciation right plan, restricted equity plan, equity purchase plan, severance benefit plan, or any PubCo Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

(k) Merger Sub does not have and has never maintained, or contributed to, any Employee Benefit Plan.

Section 4.20  Loans to Executive Officers and Directors.

PubCo has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to any director or executive officer of PubCo in violation of Section 402 of the Sarbanes-Oxley Act.

Section 4.21  Permits.

The PubCo  Current SEC Reports sets forth all material Permits issued to or held by PubCo. Such disclosed Permits are the only Permits that are required for PubCo to conduct its business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on PubCo. Each such Permit is in full force and effect and to PubCo’s Knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Except as set forth on Schedule 4.21 of the PubCo Disclosure Schedule, each such Permit will continue in full force and effect following the Closing.  No Permits have been issued to or are held by Merger Sub.

Section 4.22  Books and Records.

The minute books and other similar records of PubCo and Merger Sub contain true and complete records of all material actions taken at any meetings of the Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meetings.

Section 4.23  Insurance.

(a)          Schedule 4.23(a) of the PubCo Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which PubCo is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Schedule 4.23(a) of the PubCo Disclosure Schedule lists each Person required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

(b)          PubCo is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification under such policy; except for any breach, default, event, termination or modification that would not have a Material Adverse Effect on PubCo; and PubCo has not received any written notice or to PubCo’s Knowledge, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. PubCo has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

Section 4.24  Environmental Matters.

(a)           To PubCo’s Knowledge, no Hazardous Materials are or have been located in, on or about any property owned or leased by PubCo at any time (“PubCo Real Property”) in contravention of applicable Legal Requirements.

(b)           To PubCo’s Knowledge: (i) the PubCo Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials; (ii) PubCo has not used, or provided permission to others to use, PubCo Real Property for the storage, manufacture or disposal of Hazardous Materials; (iii) there are and have been no storage tanks located on any of the PubCo Real Property; and (iv) no Hazardous Materials have been transported off site from the PubCo Real Property , in contravention of applicable Legal Requirements.

Section 4.25  Related Party Transactions.

(a) Except as set forth in the PubCo’s Current SEC Reports, PubCo is not a party to any agreement with or has any other commitment to (a) any officer or director of PubCo or Merger Sub; (b) any individual related by blood or marriage to any such officer or director; (c) any Entity in which PubCo or Merger Sub or any such officer, director or related person has an equity or participating interest; or (d) any other Affiliate of PubCo or Merger Sub.

(b) Merger Sub is not a party to any agreement with or has any other commitment to (a) any officer or director of Merger Sub or PubCo; (b) any individual related by blood or marriage to any such officer or director; (c) any Entity in which Merger Sub or PubCo or any such officer, director or related person has an equity or participating interest; or (d) any other Affiliate of Merger Sub or PubCo.

Section 4.26  Certain Transactions.

Other than as disclosed in PubCo’s Current SEC Reports regarding PubCo, during the past five years, neither PubCo nor Merger Sub has been the subject of:

(a) a petition under the federal bankruptcy laws or any other insolvency or moratorium law or a petition seeking to appoint a receiver, fiscal agent or similar officer for the business or property of PubCo, or any partnership in which PubCo was a general partner at or within two years before the time of such filing;

(b) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining PubCo from, or otherwise limiting, the following activities:

(i)           acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           engaging in any type of business practice; or

(iii)           engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other Securities Laws or commodities laws;

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of PubCo or Merger Sub to engage in any activity described in the preceding Section 4.26(b), or to be associated with Persons engaged in any such activity;

(d) a finding by a court of competent jurisdiction in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(e) a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.27  Disclosure.

(a) Neither PubCo nor Merger Sub has made any representation, warranty or statement in this Agreement, or in the PubCo Disclosure Schedule, that contains any untrue statement of a material fact or omits to state any material fact that is necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

(b) PubCo and Merger Sub each has reviewed the Disclosure Statement (defined Section 6.1 of this Agreement) and such Disclosure Statement does not contain, insofar as it pertains to PubCo or Merger Sub, any untrue statement of a material fact or omits to state any material fact that is necessary in order to make the statements made herein and therein, in the light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDITIONS TO CONSUMMATION OF MERGER

Section 5.1  Conditions to Each Party’s Obligations.

The respective obligations of each Party to consummate the Merger and the other transactions contemplated in the Transaction Documents are subject to the full and complete satisfaction of the following conditions unless any such condition is waived, in writing, by the other Parties:

(a) PubCo, Merger Sub and the Company shall be satisfied that the issuances of the Merger Shares in the Merger shall be exempt from registration with the Commission under Regulation D of the Securities Act and Section 4(2) of the Securities Act; and

(b) no temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall have been issued, nor shall any proceeding brought by any Governmental Body, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or Order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

Section 5.2  Conditions to Obligations of PubCo and Merger Sub.

The obligation of each of PubCo and Merger Sub to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by PubCo:

(a) this Agreement and actions contemplated by the Transaction Documents shall have been approved and adopted by the Board of Directors and the holders of a majority of the voting capital stock of the Company, in accordance with the DGCL and Bylaws of the Company;

(b) the Company shall have obtained all of the waivers, Permits, Consents, assignments, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in the Company Disclosure Schedule, except for any which if not obtained or effected would not have a Material Adverse Effect on the Company or on the ability of the Parties to consummate the Merger and the other transactions contemplated in the Transaction Documents;

(c) the representations and warranties of the Company set forth in Article III qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date;

(d) the Company shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(e) PubCo and Merger Sub shall have received a Certificate of Good Standing from the Secretary of State of Delaware regarding the Company dated within 10 days of the Closing Date;

(f) PubCo and Merger Sub shall have received from the Secretary of the Company a certificate (i) certifying the Company’s Certificate of Incorporation, as amended, (ii) certifying the Bylaws of the Company, (iii) certifying the resolutions of the Board of Directors of the Company approving this Agreement and the Merger, (vi) certifying the resolutions of the stockholders of the Company approving this Agreement and the Merger, and (v) attesting to the incumbency of the officers of the Company;

(g) PubCo and Merger Sub shall have received from the President of the Company a certificate certifying: (i) the Company has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of the Company’s representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

(h) no proceeding in which the Company shall be a debtor, defendant or party seeking an Order for its own relief or reorganization shall have been brought or be pending by or against the Company under any United States or state bankruptcy or insolvency law;

(i) since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company; and

(j) all actions to be taken by the Company in connection with the consummation of the Merger and the transactions contemplated by the Transaction Documents, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to PubCo and Merger Sub and their legal counsel.

Section 5.3  Conditions to Obligations of the Company.

The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, unless any such condition is waived, in writing, by the Company:

(a) this Agreement and actions contemplated by the Transaction Documents shall have been approved and adopted by the Board of Directors of PubCo in accordance with the NRS and Bylaws of PubCo;

(b) this Agreement and actions contemplated by the Transaction Documents shall have been approved and adopted by the Board of Directors of Merger Sub in accordance with the DGCL and Bylaws of Merger Sub;

(c) this Agreement and actions contemplated by the Transaction Documents shall have been approved and adopted by the Board of Directors of PubCo, as the sole stockholder of Merger Sub, in accordance with the DGCL and Bylaws of Merger Sub;

(d) PubCo and Merger Sub shall have obtained all of the waivers, Permits, Consents, assignments, approvals or other authorizations, and effected all of the registrations, filings and notices (including, but not limited to any filings that are required pursuant to applicable federal and state Securities Laws), except for any which if not obtained or effected would not have a Material Adverse Effect on PubCo or Merger Sub or on the ability of the Parties to consummate the Merger and the other transactions contemplated in the Transaction Documents;

(e) each of PubCo and Merger Sub shall have performed or complied with, in all material respects, its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(f) the representations and warranties of PubCo and Merger Sub set forth in Article IV qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, except for representations and warranties made as of a specified date, which shall be true and correct as of such date;

(g) PubCo and Merger Sub shall have taken all necessary action so that, effective as of the Effective Time without any further action by PubCo, Merger Sub or any other Person, the representations and warranties set forth in Section 4.3(b) of this Agreement are true and correct in all respects and that the transactions referenced therein have been completed in their entirety, and the Company shall be satisfied, in its sole and absolute discretion, that such transactions have been completed and are in compliance with all applicable Legal Requirements;

(h) the Company shall have received a Certificate of Good Standing from the Secretary of State of the State of Nevada regarding PubCo dated within 10 days of the Closing Date and a Certificate of Good Standing from the Secretary of State of Delaware regarding Merger Sub dated within 10 days of the Closing Date;

(i) the Company shall have received from the Secretary of Merger Sub a certificate (i) certifying the Certificate of Incorporation of Merger Sub, (ii) certifying the Bylaws of Merger Sub, (iii) certifying the resolutions of the Board of Directors and the sole stockholder of Merger Sub approving this Agreement and the Merger, and (iv) attesting to the incumbency of the officers of Merger Sub;

(j) the Company shall have received from the Secretary of PubCo a certificate (i) certifying the Articles of Incorporation of PubCo, (ii) certifying the Bylaws of PubCo, (iii) certifying the resolutions of the Board of Directors of PubCo approving this Agreement and the Merger, and (iv) attesting to the incumbency of the officers of PubCo;

(k) the Company shall have received from the President of PubCo a certificate certifying: (i) PubCo has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of PubCo’s representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

(l) the Company shall have received from the President of Merger Sub a certificate certifying: (i) Merger Sub has satisfied and complied with all of its obligations under this Agreement which are required to consummate the Merger; and (ii) all of Merger Sub’s representations and warranties set forth in this Agreement are true and accurate as of the Closing Date;

(m) the Company shall have received an opinion from counsel for PubCo and Merger Sub, in form and substance reasonably acceptable to the Company;

(n) the Merger shall qualify as a “plan of reorganization” within the meaning of Section 368 of the Code;

(o) PubCo and Merger Sub shall have taken all necessary action so that, effective as of the Effective Time without any further action by PubCo, Merger Sub or any other Person, the directors of PubCo and the Surviving Corporation shall be the individuals set forth on Exhibit A attached hereto, and the officers of PubCo and the Surviving Corporation shall be the individuals set forth on Exhibit B attached hereto for such offices set forth in Exhibit B, and, if different, the individuals formerly holding such offices shall have resigned;

(p) no proceeding in which PubCo or Merger Sub shall be a debtor, defendant or party seeking an Order for its own relief or reorganization shall have been brought or be pending by or against PubCo or Merger Sub under any United States or state bankruptcy or insolvency law;

(q) since the date of this Agreement, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on PubCo or Merger Sub; and

(r) all actions to be taken by PubCo and Merger Sub in connection with the consummation of the Merger and the transactions contemplated by the Transaction Documents, and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company and its legal counsel.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1  Preparation of Disclosure Statement.

(a)           As soon as practicable after the execution of this Agreement, the Company and PubCo shall prepare a confidential consent solicitation and disclosure statement (the “Disclosure Statement”) for the purpose of (i) solicitation of approval of the Company Stockholders, describing this Agreement, the Merger and the transactions contemplated hereby and thereby, and (ii) satisfying the information requirements of Rule 502 of Regulation D with respect to the offer and sale of the Merger Shares by PubCo in the Merger. The information supplied by the Company for inclusion in the Disclosure Statement shall not, on the date the Disclosure Statement is first mailed to the Company Stockholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by PubCo or Merger Sub that is contained in the Disclosure Statement. The information supplied by PubCo or Merger Sub for inclusion in the Disclosure Statement shall not, on the date the Disclosure Statement is first mailed to the Company Stockholders or at the Effective Time, contain any statement that, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication that has become false or misleading. Notwithstanding the foregoing, PubCo and Merger Sub make no representation, warranty or covenant with respect to any information about the Company and specifically supplied by the Company that is contained in the Disclosure Statement.

(b)           PubCo and the Company shall each use reasonable commercial efforts to cause the Disclosure Statement to comply with applicable federal and state Securities Laws. Each of PubCo and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Disclosure Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Disclosure Statement. The Company will promptly advise PubCo, and PubCo will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or PubCo shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Disclosure Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

Section 6.2  Blue Sky Laws.

PubCo shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions applicable to the issuance of the Merger Shares; provided, however, that PubCo shall rely upon the Company’s representations as to the states in which PubCo needs to file appropriate blue sky forms and pay applicable fees.   The Parties acknowledge that blue sky forms must be filed in New York State (and fees paid) prior to the Disclosure Statement is first sent to the stockholders of the Company and the Company shall provide PubCo with a list of all stockholders who reside New York State.  All blue sky fees shall be paid by the Company.

Section 6.3  Sale of Shares Pursuant to Regulation D.

The Parties hereto acknowledge and agree that the Merger Shares shall constitute “restricted securities” within the Securities Act. The certificates evidencing the Merger Shares shall bear the legends set forth in Section 2.7.

Section 6.4  Further Assurances.

Each of the Parties shall diligently and in good faith work to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement. Each Party hereto, at the reasonable request of another Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated by this Agreement.

Section 6.5  Conduct of Business.

From the date of this Agreement to the Effective Time, each PubCo, Merger Sub and the Company (i) shall conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, and (ii) shall not, without the prior written consent of, in the case of the Company, PubCo and Merger Sub, and in the case of PubCo or Merger Sub, the Company, take any material action, including without limitation the entry into or termination of any material contract, or enter into any agreement with any Affiliate except as expressly contemplated herein, or commit to do any of the foregoing.

Section 6.6  Stockholder Appraisal Rights.

The Company shall comply with applicable notice and other requirements of the DGCL regarding appraisal rights of the Company’s stockholders in connection with the Merger.

ARTICLE VII

POST-CLOSING COVENANTS

Section 7.1  Indemnification of Officers and Directors.

All rights to indemnification and advancement of expenses existing in favor of those Persons who are or were directors, officers, agents or employees of the Company for acts and omissions occurring prior to the Closing Date, as provided in the Company Charter and the Bylaws (in each case as in effect as of the date of this Agreement), shall survive the Merger, be assumed by the Surviving Corporation, and shall be fully complied with by PubCo and the Surviving Corporation, to the fullest extent permitted by the laws of their respective states of incorporation, as applicable.

Section 7.2  Securities Laws Disclosure.

PubCo shall, within four Business Days after the Closing Date, file a Current Report on Form 8-K (the “Super Form 8-K”) with the Commission which shall include Form 10 information  under Item 2.01(f) of Form 8-K and include the required financial statements under Item 9.01 of Form 8-K and Regulation S-X of the Exchange Act.   The Company acknowledges that PubCo shall rely on statements made, emails sent and materials provided by the Company, its auditors and legal counsel to PubCo and its legal counsel for inclusion in the Super 8-K.  The Company shall diligently and in good faith work with PubCo’s legal counsel for the timely preparation and filing of the Super Form 8-K.

Section 7.3  Securing of Consents for Assignment of Material Contracts.

Promptly after the Closing, and to the extent that such has not been secured on or prior to the Closing Date, PubCo and the Company shall diligently and in good faith work to secure the consents of the applicable parties to all Material Contracts, as required, in order to comply with the assignment provisions of such Material Contracts.

ARTICLE VIII

INDEMNIFICATION

Section 8.1  Survival of Representations, Warranties and Covenants.

(a) All representations and warranties of the Parties contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other Parties to this Agreement, until two years after the Closing Date (the “Survival Period”), whereupon such representations, warranties and covenants shall expire (except for covenants that by their terms survive for a longer period).

(b) All covenants of the Parties contained in this Agreement shall remain operative for such periods of time as necessary for the applicable Party to fulfill such covenant, unless otherwise agreed in writing by the other Parties.

Section 8.2  Indemnification of PubCo.

Subject to any limitations set forth in this Article VIII, from and after the Closing Date until the expiration of the Survival Period, the Company shall indemnify and hold harmless PubCo and the following persons existing immediately prior to the Effective Time: (a) PubCo’s officers, directors, stockholders, agents and employees and (b) each person, if any, who controlled PubCo within the meaning of the Securities Act (each such Person and its heirs, executors, administrators, agents, successors and assigns is referred to herein as a “PubCo Indemnified Party”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable attorneys’ fees (collectively, “Damages”) arising out of (i) any breach of representation or warranty made by the Company in this Agreement or any Transaction Document, and in any certificate delivered by the Company pursuant to this Agreement or any Transaction Document, (ii) any breach by the Company of any covenant, obligation or other agreement made by the Company in this Agreement or any Transaction Document; or (iii) any inaccuracy or material omission regarding the Company in any document provided by the Company for inclusion in the Disclosure Statement or Super Form 8-K. The foregoing are collectively referred to as the “PubCo Indemnity Claims”.

Section 8.3  Indemnification of the Company.

Subject to any limitations set forth in this Article VIII, from and after the Closing Date until the expiration of the Survival Period, PubCo shall indemnify and hold harmless the Company and the following Persons existing prior to the Effective Time: (a) the Company’s officers, directors, agents and employees; and (b) each Person, if any, who controlled the Company within the meaning of the Securities Act (each such Person and its heirs, executors, administrators, agents, successors and assigns is referred to herein as a “Company Indemnified Party”) from and against any and all Damages arising out of or relating to: (i) any breach of any representation or warranty made by PubCo or Merger Sub in this Agreement or any Transaction Document, and in any certificate delivered by PubCo or Merger Sub pursuant to this Agreement or any Transaction Document; (ii) any breach by PubCo or Merger Sub of any covenant, obligation or other agreement made by either of them in this Agreement or in any Transaction Document; (iii) any inaccuracy or material omission in any public report filed by PubCo prior to Closing, including all representations set forth therein (other than statements based on materials furnished by the Company regarding the Company for inclusion in such public reports); (iv) any Liability of PubCo or Merger Sub arising from acts or omissions occurring prior to the Closing; or (v) a third-party claim based on any acts or omissions by PubCo or Merger Sub.  The foregoing are collectively referred to as the “Company Indemnity Claims.” The Company Indemnity Claims together with the PubCo Indemnity Claims are collectively referred to as the “Indemnity Claims.”

Section 8.4  General Notice and Procedural Requirements for Indemnity Claims.

Notwithstanding the foregoing, the party or person having the indemnity obligation under this Article VIII (the “Indemnifying Party”), shall be obligated to indemnify and hold harmless the Party or Person entitled to indemnity under this Article VIII (the “Indemnified Party”), only with respect to any Indemnity Claims of which the Indemnified Party notifies with specificity the Indemnifying Party in accordance with Section 9.9 of this Agreement and, if applicable, within the following time period: (i) with regard to any representation or warranty under this Agreement, prior to the end of the Survival Period of such representation or warranty (unless such Indemnity Claim relates to a claim arising prior to the termination of the Survival Period, in which case the time period shall be extended to thirty days after such Indemnity Claim is first received by an Indemnified Party); or (ii) with regard to any covenant under this Agreement which by its terms expires, prior to the end of the survival period relating to such covenant (unless such Indemnity Claim relates to a claim arising prior to the termination of the applicable survival period, in which case the time period shall be extended to thirty days after such Indemnity Claim is first received by an Indemnified Party).

Section 8.5  Notice and Procedural Requirements for Third Party Claims.

If a complaint, claim or legal action is brought by a third party (a “Third Party Claim”) as to which an Indemnified Party is entitled to indemnification, the Indemnified Party shall give written notice of such Third Party Claim to the Indemnifying Party in accordance with Section 9.9 of this Agreement promptly after the Indemnified Party receives notice thereof, which notice shall include a copy of any letter, complaint or similar writing received by the Indemnified Party; provided, however, that any failure to provide or delay in providing such information shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby.

The Indemnifying Party shall have the right to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election so to assume the defense of such Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Third Party Claim except as hereinafter provided. If the Indemnifying Party elects to assume such defense and select counsel, the Indemnified Party may participate in such defense through its own separate counsel, but the fees and expenses of such counsel shall be borne by the Indemnified Party unless: (i) otherwise specifically agreed by the Indemnifying Party; or (ii) counsel selected by the Indemnifying Party determines that because of a conflict of interest between the Indemnifying Party and the Indemnified Party such counsel for the Indemnifying Party cannot adequately represent both Parties in conducting the defense of such action. In the event the Indemnified Party maintains separate counsel because counsel selected by the Indemnifying Party has determined that such counsel cannot adequately represent both Parties because of a conflict of interest between the Indemnifying Party and the Indemnified Party, then the Indemnifying Party shall not have the right to direct the defense of such Third Party Claim on behalf of the Indemnified Party.

The failure of the Indemnifying Party to notify an Indemnified Party of its election to defend such Third Party Claim within thirty days after notice thereof was given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its rights to defend such Third Party Claim.

If the Indemnifying Party assumes the defense of a Third Party Claim, the obligations of the Indemnifying Party shall include taking all steps necessary in the defense of such Third Party Claim and holding the Indemnified Party harmless from and against any and all Damages caused or arising out of any settlement approved by the Indemnified Party or any judgment in connection with the claim or litigation.

If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 8.5, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate; provided, however, that the Indemnified Party may not settle such Third Party Claim without the prior written consent of the Indemnifying Party; provided further, that the Indemnifying Party may not withhold such consent unless it has provided security of a type and in an amount reasonably acceptable to the Indemnified Party for the payment of its indemnification obligations with respect to such Third Party Claim. The Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of Damages caused or arising out of any judgment rendered with respect to such Third Party Claim, and for all costs and expenses incurred by the Indemnified Party in the defense of such claim.

The Indemnifying Party may settle any Third Party Claim in its sole discretion without the prior written consent of the Indemnified Party, provided that such settlement involves only the payment of cash by the Indemnifying Party to the claimant and does not impose any other obligation on the Indemnifying Party or any liability or obligation on the Indemnified Party.

Section 8.6  Notice and Procedural Requirements for Direct Claims.

Any claim for indemnification by an Indemnified Party on account of Damages which do not result from a Third Party Claim (a “Direct Claim”) shall be asserted by giving the Indemnifying Party reasonably prompt notice thereof in accordance with Section 9.9 of this Agreement; provided, however, that any failure to provide, or delay in providing, such notification shall not constitute a bar or defense to indemnification except to the extent the Indemnifying Party has been prejudiced thereby. After receiving notice of a Direct Claim, the Indemnifying Party shall have a period of thirty days within which to respond in writing to such Direct Claim. If the Indemnifying Party rejects such claim or does not respond within such thirty-day period (in which case the Indemnifying Party shall be deemed to have rejected such claim), the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Article VIII.

Section 8.7  Limitations

(a)           Timely Notice. No Party shall be liable for any Damages pursuant to this Article VIII with respect to a claim based on a breach by such Party for any representation and warranty given by such Party in this Agreement unless a claim for indemnification of such Damages is given by the Indemnified Party to the Indemnifying Party prior to the expiration of the Survival Period  for the representation and warranty underlying such claim.

(b)           Threshold. No Party shall be obligated to indemnify any Indemnified Party pursuant to this Article VIII until the aggregate Damages incurred by such Indemnified Party exceed $100,000, in which event the entire aggregate amount of such Damages shall be indemnifiable, subject to the limitations set forth in Section 8.7(c).

(c)           Limitation of Damages. The Company shall not be obligated to indemnify PubCo pursuant to Section 8.2 for Damages in excess of the value of the Merger Shares received by the Company and Company Stockholders in connection with the Merger pursuant to Section 2.4. Except as provided in Section 8.7(e), PubCo shall not be obligated to indemnify the Company pursuant to Section 8.3 for Damages in excess of the value of the Merger Shares received by the Company and Company Stockholders in connection with the Merger pursuant to Section 2.4.

(d)           Exclusive Remedy. The Parties hereby acknowledge and agree that the indemnification provisions of this Article VIII shall be the sole and exclusive remedy available to each Indemnified Party in connection with this Agreement and the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS

Section 9.1  No Third Party Beneficiaries.

Except as may otherwise be specifically provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that Company Stockholders and the holders of the Company’s options, warrants and other convertible securities shall be deemed third party beneficiaries under this Agreement for purposes of the transactions set forth in Article II hereof.

Section 9.2  Entire Agreement.

This Agreement, the Company Disclosure Schedule, the PubCo Disclosure Schedule, along with all other schedules and exhibits hereto, constitute the entire agreement among the Parties and supersede any prior understandings, agreements or representations by or among the Parties (including a non-binding letter of intent signed by PubCo and the Company), written or oral, with respect to the subject matter hereof.

Section 9.3  Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors, heirs, legal representatives and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

Section 9.4  Termination, Amendment and Waiver.

(a)           Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating Party to the other Party:

(i)           by the mutual written consent of PubCo and the Company;

(ii)           by either PubCo or the Company, if the Merger shall not have been consummated on or prior to December 31, 2011;

(iii)           by either PubCo or the Company, if a court of competent jurisdiction or other Governmental Body shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(iv)           by PubCo, if there has been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach (i) causes the conditions set forth in Section 5.1 or Section 5.2 not to be satisfied and (ii) shall not have been cured within twenty Business Days following receipt by the Company of written notice of such breach from PubCo; or

(v)           by the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of PubCo or Merger Sub, as the case may be, set forth in this Agreement, which breach (i) causes the conditions set forth in Section 5.1 or Section 5.3 not to be satisfied and (ii) shall not have been cured within twenty Business Days following receipt by PubCo or Merger Sub, as the case maybe, of written notice of such breach from the Company.

(b)           Effect of Termination. In the event of termination of this Agreement as provided in Section 9.4, there shall be no liability or obligation on the part of PubCo, the Company, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a Party of any of its representations, warranties or covenants set forth in this Agreement; provided, however, that the provisions of Sections 9.5 and 9.6  shall remain in full force and effect and survive any termination of this Agreement.

(c)           Amendment. This Agreement may be amended by the Parties hereto, by action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of PubCo and the Company.

(d)           Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

Section 9.5  Public Disclosure; Public Announcement.

(a)          Public Disclosure. Unless otherwise permitted by this Agreement, PubCo and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law.

(b)          Press Release. Concurrent with the execution of this Agreement, PubCo and the Company shall issue a joint press release announcing this Agreement, which press release shall be in form and substance satisfactory to PubCo and the Company. Until the Closing of the Merger, any press releases issued by PubCo regarding this Agreement or the Merger shall be subject to the review and approval of the Company, which approval shall not be unreasonably withheld. Thereafter, PubCo and the Surviving Corporation may issue such press releases, and make such other disclosures regarding the Merger, as each determines are required under applicable Securities Laws or regulatory rules. Any press releases by PubCo shall be filed under a Current Report on Form 8-K with the Commission.

Section 9.6  Confidentiality.

Each Party hereby recognizes that it has received confidential information concerning the other Parties during the course of the Merger negotiations and preparations. Accordingly, each Party hereby agrees (a) to use its best efforts to prevent the unauthorized disclosure of any confidential information concerning the other Parties that was or is disclosed during the course of such negotiations and preparations, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section 9.6 shall not apply to information that (i) is or becomes part of the public domain through no breach of any nondisclosure obligation, (ii) is disclosed by the disclosing Party to third parties without restrictions on disclosure, (iii) is received by the receiving Party from a third party without breach of a nondisclosure obligation to the other party, or (iv) is required to be disclosed by law, including with the Commission.

Section 9.7  Counterparts, Facsimile Signatures.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

Section 9.8  Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.9  Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the Party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day; (iii) three Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.9):

If to PubCo or Merger Sub:

GlyEco, Inc.
5782 Caminito Empresa
La Jolla, CA 92037
Attn: Ralph M. Amato
Phone: (619) 895-6900
Email: ralph@ventanacapitalpartners.com

Copy to (which shall not constitute notice):

The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Attn: Virginia K. Sourlis, Esq.
Phone: (732) 530-9007
Fax: (732) 530-9008
Email: Virginia@SourlisLaw.com

If to the Company:

Global Recycling Technologies, Ltd.
4802 East Ray Road, Suite 23-196
Phoenix, Arizona 85044
Attn: John Lorenz, President
Phone: (866) 960-1539
Email: johnl@grtus.com

Copy to (which shall not constitute notice):

Hool Law Group, PLC
Biltmore Financial Center
2398 East Camelback Road
Suite 1020
Phoenix, Arizona 85016
Attn: Michael D. Hool, Esq.
Phone: (602) 852-5560
Fax: (602) 852-5499
Email:  mhool@hoollawgroup.com

Section 9.10   Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

Section 9.11  Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 9.12  Expenses; Attorney’s Fees.

PubCo shall be responsible for and bear all of costs and expenses of the Merger, including without limitation, the fees and expenses associated with the audit of the Company’s financial statements and the reasonable attorneys’ fees and expenses incurred by the Company in connection with the Merger, this Agreement and transactions contemplated hereby. Upon full execution of this Agreement, PubCo shall pay the reasonable attorneys’ fees and expenses of the Company incurred as of such date. Notwithstanding the foregoing, if any Party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing Party in such legal action shall be entitled to recover from the other Party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing Party in connection therewith.

Section 9.13  Construction.

The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and the other Transaction Documents and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 9.14  Incorporation of Exhibits, Schedules and Recitals.

The Exhibits, the Schedules, the PubCo Disclosure Schedule and the Company Disclosure Schedule identified in this Agreement and the Recitals set forth above are incorporated herein by reference and made a part hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PUBCO:	GLYECO, INC.

By:
Name: Ralph M. Amato
Title: President and Director

MERGER SUB:	GRT ACQUISITION, INC.

By:
Name: Ralph M. Amato
Title: President and Director

COMPANY:	GLOBAL RECYCLING TECHNOLOGIES, LTD.

By:
Name: John Lorenz
Title: President, Chief Executive Officer and Director

Exhibit A

Directors at the Closing To Take Office Effective as of December 7, 2011

GLYECO INC.  AND GLOBAL RECYCLING TECHNOLOGIES, LTD.

Name	Age	Title:
John d’Arc Lorenz II	68	Chairman and Director
William Miller	48	Director
James Flach	64	Director
Michael Japp	55	Director

Exhibit B

Executive Officers at the Closing To Take Office Effective as of December 7, 2011

GLYECO, INC.  AND GLOBAL RECYCLING TECHNOLOGIES, LTD.

Name	Age	Title:
John d’Arc Lorenz II	68	Chief Executive Officer, President, Secretary and Treasurer
Richard Geib	64	Chief Technology Officer
Kevin J. Connor	49	Chief Financial Officer

Exhibit C

Securities to be Assumed by GlyEco, Inc.

Type of Security	No. of Shares
Outstanding Stock Options	3,717,606
Outstanding Warrants	3,781,124
Outstanding Restricted Stock Purchase Agreements	29,868
Outstanding Convertible Notes	575,350
Reserve Under Stock Incentive Plan	3,025,000
TOTAL	11,128,948